                                                                      EXHIBIT 21

                          INFORMATION RESOURCES, INC.

                                  SUBSIDIARIES

                             DOMESTIC SUBSIDIARIES

           SUBSIDIARY                                   STATE OF INCORPORATION
           ----------                                   ----------------------
   564 Randolph Co. #2.................................      Illinois
   IRI French Holdings, Inc............................      Delaware
   IRI Puerto Rico, Inc. (formerly Market Trends,
    Inc.)..............................................      Puerto Rico
   NEO, Inc............................................      Connecticut
   IRI Venezuela Holdings, Inc.........................      Delaware
   IRI Guatemala Holdings, Inc.........................      Delaware
   IRI Greek Holdings, Inc.............................      Delaware
   IRI French Holdings, Inc............................      Delaware
   IRI Italy Holdings, Inc.............................      Delaware
   InfoScan Italy Holdings, Inc........................      Delaware
   IRI Logistics, Inc. (formerly LogiCNet, Inc.).......      Delaware
   Shoppers Hotline, Inc...............................      Delaware
   North Clinton Corporation...........................      Illinois

                                                                      EXHIBIT 21

                          INFORMATION RESOURCES, INC.

                                  SUBSIDIARIES

                              FOREIGN SUBSIDIARIES

           SUBSIDIARY                               COUNTRY OF INCORPORATION
           ----------                               ------------------------
   Information Resources S.A...................... France
   IRI Software, Ltd. (formerly known as
    Management Decision Systems, Limited) d/b/a
    Information Resources......................... United Kingdom
   Information Resources GmbH..................... Federal Republic of Germany
   Information Resources Australia Pty. Ltd....... Australia
   Information Resources Japan, Ltd............... Japan
   Information Resources New Zealand Pty. Ltd..... New Zealand
   Information Resources Singapore Pte. Ltd....... Singapore
   IRI Software (India) Private Limited........... India
   Panel Pazar Arastirma ve Danismanlik A.S....... Republic of Turkey
   IRI-SECODIP, S.N.C............................. France
   IRI Hellas, S.A................................ Greece
   Information Resources de Mexico, S.A. de C.V.
    (formerly known as IRI Software de Mexico,
    S.A. de C.V.)................................. Mexico
   IRI InfoScan S.r.l............................. Italy
   Precis (1136) Limited.......................... United Kingdom
   IRI InfoScan Limited (formerly InfoScan NMRA
    Limited)...................................... United Kingdom